UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2016

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Changes to incentive compensation programs.

On February 22, 2016, in conjunction with its annual review of compensation programs, the compensation committee of the board of directors of FelCor Lodging Trust Incorporated modified the company’s performance-based equity compensation program for its executives to incorporate a second performance metric, in addition to total stockholder return (“TSR”), which the committee believes reflects best practices and investor expectations. TSR is a market-based measure of the change in value of an investment in a company’s shares, taking into account changes in share price and dividends paid, over a defined time period. Since 2013, the company’s executives received equity awards that vested exclusively based upon long-term TSR relative to the company’s peers, and the methodology for measuring TSR remains unchanged. For 2016, the committee has determined to use adjusted funds from operations per share (“Adjusted FFO) as a second performance metric. Adjusted FFO is a financial performance metric commonly used by real estate investment trusts. The committee made these changes for 2016 and subsequent years to take into account the view that performance should be measured using more than one metric. The committee also added a time-based element after a careful review of executive compensation practices at similar companies, including the company’s established benchmarking group. For future awards, the committee may determine to use different performance metrics that make sense in light of then-current circumstances and objectives.1

The company’s performance-based equity compensation program still contemplates annual grants of restricted stock units entitling executive officers to earn shares of common stock when those units vest. In the past, units vested in equal increments over two, three and four years; beginning with 2016 awards and in subsequent years, units will vest over three years, in annual increments or in lump sum, depending on the terms of the award. The target number of shares issuable upon vesting is still determined when awards are made, based upon base salary at that time (275% of the Company’s chief executive officer’s base salary and 175% of our other executive officers’ respective base salaries). As in the past, dividends are not paid currently with respect to shares underlying unvested units; instead, dividends accrue and are paid only to the extent shares are issued (or the cash value thereof is paid), when units vest.

For 2016 annual awards, the committee has determined that executives will be awarded annual grants of restricted stock units weighted evenly at target between (i) performance units that vest after three years based on the company’s TSR relative to its peers over that same period, (ii) performance units that vest after three years based on the company’s Adjusted FFO per share for each of those three years relative to a range of Adjusted FFO per share established by the committee early each year (subject to adjustment by the committee based on changes in underlying assumptions or circumstances), and (iii) time-based units that vest annually in equal annual increments over three years. As in the past, if threshold performance is not achieved, the relevant portion of an award will be forfeited. Performance units will generally vest once the committee has certified the relevant performance as contemplated by Section 162(m) of the Internal Revenue Code, as amended.

At the same time, the committee also updated the company’s annual cash incentive (bonus) compensation program, effective for 2016 and subsequent years. As in the past, bonus compensation is based on a combination of corporate and individual performance. Going forward, three quarters of target bonus compensation will be determined based upon achievement of measurable corporate goals, including financial performance (measured by reference to adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, which is a commonly used measure of financial performance) and other objectives that relate to strategic progress, with actual bonus compensation determined by linear interpolation between threshold and superior performance levels established by the committee). Financial performance, at target, will account for not less than two-thirds of targeted overall

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1In the future, the committee may determine to use other performance criteria, including, but not limited to: net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added; sales or revenue; net income (either before or after taxes); operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital; return on assets (gross or net); return on stockholders’ equity; return on sales; gross or net profit margin; productivity; expense; margins; working capital; earnings per share; price per share of common stock; earnings as a percentage of average capital; earnings as a multiple of interest expense; business unit economic earnings; total capital invested in assets; funds from operations; and total stockholder return, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies or business units.

corporate performance. The remaining target bonus compensation will be determined based on a quantitative and qualitative evaluation of individual performance relative to pre-established goals.

The committee approves the goals for the company’s chief executive officer, who approves the goals for the company’s other named executive officers after consulting with the committee. As in prior years, no programmatic bonus compensation will be paid if financial performance, determined by reference to adjusted EBITDA, is below a minimum “gate” that is determined annually by the committee when other performance criteria are set. The ranges of bonus payouts (from threshold to superior) as percentages of our executives’ base salaries remains unchanged. The committee may change relative weighting of these categories of performance, as well as the relevant performance criteria, in future years in light of then-current circumstances and objectives.2

The committee engaged Mercer, a consulting firm with expertise in executive compensation, to assist the committee in its deliberations. Mercer performed various analyses and made certain recommendations, including how to incorporate financial performance into the company’s long-term compensation program and the relative weighting of performance and time. Mercer only provides services to the committee and provides no other services to management or the company.

The foregoing summary is qualified in its entirety by the updated description of FelCor’s performance-based incentive compensation program for executive officers contained in Exhibit 10.1 to this current report.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
10.1	Incentive Compensation Program for Executive Officers

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2See footnote 1 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2016	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Incentive Compensation Program for Executive Officers